SEPARATION AGREEMENT AND GENERAL RELEASE

RECITALS

This Separation Agreement and Release (“Agreement”) is made by and between Sally Aldridge (“Employee”) and ZipRealty Inc. (the “Company”) (jointly referred to as the “Parties”):

WHEREAS, Employee was employed by the Company;

WHEREAS, the Company and Employee entered into a proprietary information agreement (the “Confidentiality Agreement”) on or about March 2, 2011;

WHEREAS, the Company and Employee have entered into a Stock Option Agreement(s) granting Employee the option to purchase shares of the Company’s common stock subject to the terms and conditions of the Company’s Stock Option Plan and the Stock Option Agreement (the “Stock Option Agreements”);

WHEREAS, the Company terminated the Employee’s employment effective December 15, 2011 (the “Termination Date”);

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Employee may have against the Company, including, but not limited to, any and all claims arising or in any way related to Employee’s employment with or separation from the Company;

NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

COVENANTS

1.          Consideration. The Company agrees to pay Employee the lump sum equivalent of TWO (2) months of her base salary, which is the equivalent of $39,166.67, less applicable withholding, in accordance with the Company’s regular payroll practices. This payment will be made to Employee within seven (7) business days after the Effective Date of this Agreement. Additionally, if Employee elects to participate in COBRA benefits, the Company will pay the cost of Employee’s COBRA benefits as determined and invoiced to the Company by the COBRA provider for a period of two (2) months, beginning on January 1, 2012 and continuing through February 29, 2012. The Company will make this payment directly to the COBRA provider.

2.          Stock. The Parties agree that for purposes of determining the number of shares of the Company’s common stock which Employee is entitled to purchase from the Company, pursuant to the exercise of outstanding options, the Employee will be considered to have vested only up to the Termination Date. Employee acknowledges that as of the Termination Date, she will have vested in 0 options and no more. The exercise of any stock options shall continue to be subject to the terms and conditions of the Stock Option Agreements.

3.    Benefits. Employee’s health insurance benefits will cease on December 31, 2011, subject to Employee’s right to continue her health insurance under COBRA. Employee’s participation in all other benefits and incidents of employment ceased on the Termination Date. Employee ceased accruing employee benefits, including, but not limited to, vacation time and paid time off, as of the Termination Date.

4.    Confidential Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Confidentiality Agreement between Employee and the Company. Employee shall return all of the Company’s property and confidential and proprietary information in her possession to the Company. By signing this Agreement, Employee represents and declares that she has returned all Company property.

5.    Affirmations. Employee affirms that she has been paid or has received all leave (paid or unpaid), compensation, wages, bonuses, commissions, or benefits to which she may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions, or benefits are due to her. Employee further affirms she has no known workplace injuries or occupational diseases that have not already been disclosed to the Company in writing, or submitted to or adjudicated by the California Workers’ Compensation Appeals Board, and that she has been provided or has not been denied any leave requested under the Family Medical Leave Act, the California Family Rights Act, or any other arguably applicable law. Employee represents, affirms, and warrants that she presently knows of no facts or circumstances that would support a claim for retaliation based on the filing and conclusion of leave under the California Workers’ Compensation and Insurance Codes. Employee also affirms she has not divulged any proprietary or confidential information of the Company. Employee will continue to keep confidential such information consistent with the Company’s policies or applicable law. Employee further affirms that all of the Company's decisions regarding Employee's pay and benefits through the date of Employee's execution of this Agreement were not discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law.

6.    Release of Claims. Employee, on her own behalf, and on behalf of her respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Company and its current and former officers, directors, employees, agents, attorneys, insurers, reinsurers, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, and their employee benefit plans and programs and their administrators and fiduciaries (“the Releasees”), from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

(a)  any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

(b)  any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c)  any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment, constructive discharge from employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract, both express and implied, breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;

(d)  any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974 (except for any vested benefits under any tax qualified benefit plan), The Worker Adjustment and Retraining Notification Act, the Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, any provisions of the California Labor Code that may be waived, including, but not limited to Labor Code sections 1400-1408, and any and all applicable laws, statutes or regulations of the state where the Employee resides and/or engages in his or her job duties in the course of her employment with the Company;

(e)  any and all claims for violation of the federal, or any state, constitution;

(f)  any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g)  any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

(h)  any and all claims for attorneys’ fees and costs.

Notwithstanding the foregoing, this Agreement does not waive rights or claims that may arise after the date the Agreement is executed by Employee and does not restrict or limit Employee’s right to challenge the validity of this Agreement. Nor does this Agreement waive rights or claims under federal or state law that Employee cannot waive by private agreement, such as a right of indemnification under Labor Code Section 2802. Additionally, nothing in this Agreement precludes Employee from filing a charge or complaint with or participating in any investigation or proceeding before any federal or state agency, including the Equal Employment Opportunity Commission. However, while Employee may file a charge and participate in any proceeding conducted by a state or federal agency, by signing this Agreement, Employee waives Employee’s right to bring a lawsuit against Releasees and waives Employee’s right to any individual monetary recovery in any action or lawsuit initiated by a federal or state agency, such as the Equal Employment Opportunity Commission.

The Company and Employee agree that the release set forth in this section shall be and will remain in effect in all respects as a complete general release as to the matters released.

7.    Acknowledgement of Waiver of Claims Under ADEA. Employee acknowledges that she is waiving and releasing any rights she may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that she has been advised by this writing that:

(a)  she should consult with an attorney prior to executing this Agreement;

(b)  she has up to twenty-one (21) days within which to consider this Agreement;

(c)  she agrees that any modifications, material or otherwise, made to this Agreement and General Release do not restart or affect in any manner the original up to forty-five (45) day consideration period;

(d)  she has seven (7) days following her execution of this Agreement to revoke the Agreement. Any revocation within this period must be submitted, in writing, to ZipRealty Vice President of Human Resources, Joan Burke and state, “I hereby revoke my acceptance of our Agreement and General Release.” The revocation must be personally delivered to Vice President of Human Resources, Joan Burke or her designee, or mailed to ZipRealty Vice President of Human Resources, Joan Burke and postmarked within seven (7) calendar days after Employee signs this Agreement and General Release;

(e)  this Agreement shall not be effective until the revocation period has expired; and,

(f)  nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.

8.    Civil Code Section 1542. Employee represents that she is not aware of any claim by her other than the claims that are released by this Agreement. Employee waives any and all rights or benefits which she may now or in the future have under the terms of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIS MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights she may have thereunder, as well as under any other statute or common law principles of similar effect.

9.    No Pending Lawsuits. Employee represents that she has no lawsuits, claims, or actions pending in her name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that she does not intend to bring any claims on her own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein, now known or unknown which may have arisen, or which may arise, from Employee’s employment with or separation from the Company as described in this Agreement or otherwise.

10. Confidentiality. The Parties acknowledge that Employee’s agreement to keep the terms and conditions of this Agreement confidential was a material factor on which all parties relied in entering into this Agreement. Employee hereto agrees to use her best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Settlement Information”). Employee agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. Employee agrees to take every precaution to disclose Settlement Information only to those attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information. Employee and Company acknowledge that the Company may disclose the terms of this Agreement if in its judgment it is required to do so by law, including by any SEC requirement.

11. No-Defamation or Unlawful Interference. Employee agrees to refrain from any defamation, libel or slander of the Releasees, and any tortious interference with the contracts, relationships and prospective economic advantage of the Releasees

12. Breach. Employee acknowledges and agrees that any material breach of this Agreement including, but not limited the breach of Paragraphs 9, 10, and/or 11, shall entitle the Company immediately to recover and/or cease the severance benefits provided to Employee under this Agreement. However, this provision shall not serve in any way to prevent or preclude Employee from challenging or seeking a determination in good faith of the validity of the waiver under the ADEA and OWBPA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law. No Admission of Liability. Employee agrees that the consideration is given and received purely to compromise all claims and because Employee and Company desire to avoid litigation. Employee agrees that she is not to be considered, for any purpose or by any person, to have been the “prevailing party” with respect to any allegations, charges or causes of action which could have been alleged in any claim covered by this Agreement.

13. Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement, except as provided in Paragraph 15 below.

14. Attorneys Fees. Should either Party bring an action in a court of competent jurisdiction challenging any provision of this Agreement, the prevailing Party in such action shall be entitled to recover reasonable attorneys’ fees from the other party.

15. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that she has the capacity to act on her own behalf and on behalf of all who might claim through her to bind them to the terms and conditions of this Agreement. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

16. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. In entering into this Agreement, neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

17. Severability. In the event that any provision, or any portion thereof, becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision or portion of said provision.

18. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s relationship with the Company, and supersedes and replaces any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Confidentiality Agreement and the Stock Option Agreements.

19. No Waiver. The failure of the Company to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

20. No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Chief Executive Officer of the Company.

21. Governing Law. This Agreement shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of California, without regard to choice-of-law provisions. Employee hereby consents to personal and exclusive jurisdiction and venue in the State of California.

22. Effective Date. This Agreement is effective on the eighth day after execution of the Agreement by the Employee (the “Effective Date”).

23. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

24. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a)  They have read this Agreement;

(b)  They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c)  They understand the terms and consequences of this Agreement and of the releases it contains; and

(d)  They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Dated:

ZIPREALTY, INC.

Dated:	By:

	Sally	Aldridge